Stock Purchase Option Agreement

     This Option granted as of the 26th day of November, 2003 by Media Finance en Suisse GMBH, a Swiss corporation with an address at Alpenstrasse 15, ZUG Switzerland (hereinafter called the "Grantor"), to Satellite Enterprises Corp., a Nevada corporation (hereinafter called the "Grantee").

                                   WITNESSETH:

     The object of this Option is to provide a means to permit the Grantee to acquire the rights to purchase 100% of the shares of common stock (the "Common Stock"), of Satellite Newspapers Suisse GMBH, a Swiss corporation, with its address located at Alpenstrasse 15, ZUG, Switzerland (hereinafter called the "Company").

     NOW THEREFORE, the Grantor hereby grants the Grantee the right and option (the "Option"), to purchase from it, on the terms and conditions following, all of the shares of the Company consisting of 20,000 shares (the "Option Shares") for the aggregate consideration of 42,000,000 shares of the common stock, par value $.001 per share of the Grantee (the "Exercise Price"):

     1. Option Terms.

          (a) For a period commencing on the date hereof and extending until such date which is one year thereafter, unless terminated earlier as hereinafter provided but under no condition prior to February 15, 2004 (the "Option Period"), the Grantee will be entitled to purchase all of the Option Shares, by the tendering to the Escrow Agent the Exercise Price of the Option Shares which the Grantee elects to exercise.

          (b) The Grantor will insure, and the Grantee will have the rights to maintain, that during the exercise period the Company will not issue any additional shares, options, or warrants to anyone or any entity.

          (c) For the Terms of the Option Period, The Grantor will issue all the shares of the Company in the name of the Grantor and Alternative Energy Capital Inc. and the Grantee will issue a total of 42,000,000 shares, the Exercise Price all of which are to be held is escrow for the Option Period with SEC Attorneys, LLC, of North Haven, CT 06473 in accordance with the executed Escrow Agreement. The 42,000,000 share of the Grantee are to be issued as follows:

               (i) A total of  40,500,000  shares to be  issued to the  Grantor;
               (ii) A total of 1,500,000 shares to be issued to Alternative
                    Energy Capital Inc.

     2. Transfers; Rights. The Option is personal to the Grantee and is non-transferable and any attempt to sell, assign or transfer the same or any interest therein will render the Option immediately null and void. The Option shall not entitle the Grantee to any rights as a stockholder of the Company including, without limitation, the right to vote, receive distributions or exercise any preemptive rights.

     3. Consultants Fee. The Grantor will pay to Bel-Air Group, Inc., a fee of 1,500,000 shares of the Grantee from the 42,000,000 shares issued to the Grantor in consideration for the Option upon execution of the Agreement.


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     4.   Representations,  Warranties and Covenants. The Grantee agrees that by accepting the option and any Option Shares, as the number thereof may be adjusted pursuant to Paragraph 1 hereof, upon any exercise of the Option hereunder, and as a material inducement to the Company's issuance thereof; the Grantee will be deemed to have reconfirmed the following warranties, representations and/or covenants to the Company, and will, if requested by the Company, execute a certificate at the time of issuance to such effect:

          (a) The Grantee understands that the Option and any Option Shares that may be acquired hereunder will be issued to the Grantee in reliance upon, among other things, the Grantee's understanding that the Option and the Option Shares will not have been registered under the Securities Act of 1933, as amended (the "Act"), and are being issued under an exemption from registration provided by Section 4(2) of the Act.

          (b) The Option and any 0ption Shares that m ay b e acquired hereunder are being acquired by the Grantee solely for the Grantee's own account, for investment purposes only, and will not be purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization thereof The Grantee has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Option or the Option Shares or which would guarantee the Grantee any profit or against any loss with respect to such Option or Option Shares. The Grantee has no plans to enter into any such agreement or arrangements, and, consequently, understands that the Grantee must bear the economic risk of the investment for an indefinite period of time because the Option Shares cannot be resold or otherwise transferred unless they are subsequently registered under the Act or an exemption from such registration is available.

          (c) The Grantee understands that no Federal or State agency has passed on or made any recommendation or endorsement of the Option or Option Shares.

          (d) The Grantee understands that the Option granted hereunder is a non-qualified stock option, which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986.

          (e) The Grantee has such knowledge and experience in financial and business affairs that the Grantee is capable of evaluating the merits and risks involved in acquiring the Option or the Option Shares and of making an informed business decision. The Grantee has had access to such information relating to the Company, and has had sufficient opportunity to ask such questions relating to the Company, and consulted with such independent advisors, as the Grantee has deemed necessary in making the Grantee's investment decision. The Grantee is able to bear the economic risk involved in acquiring the Option Shares, to hold the Option Shares for an indefinite period of time and to afford a complete loss of the Grantee's investment therein.

          (f) The Grantee acknowledges that each certificate representing Option Shares which the Grantee may acquire hereunder, if the same have not theretofore been registered under the Act, shall bear substantially the following legend:

               "The shares evidenced by this certificate have been acquired for investment and have not been registered tinder the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act,


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               or, unless, in the opinion of counsel to the Grantor and Grantee, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act"

     5. Severability; Governing Law. If any provision or any portion of any provision of this Option shall be held to be void or unenforceable, the remaining provisions of this Option or the remainder of the provision held void or unenforceable in part shall continue in full force and effect. This Option shall be construed in accordance with the internal laws of the State of Connecticut, in a court of competent jurisdiction therein, and each party irrevocably submits to the jurisdiction of any such court.

     6. Notices. Any notice or communication under this Option must be in writing and sent by mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Notices shall be sent to the addresses set forth on the first page of this Option or to such other address or addresses as any party may designate by notice as provided above. Notices shall be deemed effective upon receipt.

     7. Binding Effect. This Option shall be binding upon and inure to the benefit of any successor or successors of the Company.

     IN WITNESS WHEREOF, Beacon Light Holding Corporation has causal this Option to be duly executed and delivered as of the day and year first above written.

MEDIA FINANCE EN SUISSE HOLDING GMBH


By: /s/Cees Jan Quirijns
   --------------------------------
Name: Cees Jan Quirijns
Title: President


                   Accepted and agreed:
                   Grantee:


SATELLITE ENTERPRISES CORP.


By: /s/Steve Mannen
   --------------------------------
Name: Steve Mannen
Title: President & CEO

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